FOR IMMEDIATE RELEASE

CONTACT:	MATTHEW A. JONES
CHIEF FINANCIAL OFFICER
ATLAS AMERICA, INC.
1845 WALNUT STREET, SUITE 1000
PHILADELPHIA, PA 19103
215/546-5005
215/546-5388 (facsimile)

ATLAS AMERICA, INC.
REPORTS OPERATING RESULTS
FOR SECOND FISCAL QUARTER AND SIX MONTHS ENDED MARCH 31, 2005

Philadelphia, PA - May 4, 2005 - Atlas America Inc. (NASDAQ: ATLS) (“Atlas” or the “Company”) reported net income of $8.5 million and $17.4 million for the second fiscal quarter and six months ended March 31, 2005 as compared to $5.2 million and $10.1 million for the second fiscal quarter and six months ended March 31, 2004, an increase of 65% and 73%, respectively. Net income per common share-basic and diluted was $.64 and $1.31 on 13.3 million weighted average shares outstanding for the second fiscal quarter and six months ended March 31, 2005 as compared to net income per common share-basic and diluted of $.48 and $.94 on 10.7 million weighted average shares outstanding for the second fiscal quarter and six months ended March 31, 2004, an increase of $.16 and $.37 per share, respectively.

Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) were $19.7 million and $41.2 million for the second fiscal quarter and six months ended March 31, 2005 as compared to $11.7 million and $23.0 million for the second fiscal quarter and six months ended March 31, 2004, an increase of 68% and 79%, respectively. The following table reconciles EBITDA to our net income for the three months and the six months ended March 31, 2005 and 2004, respectively (in thousands).

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Net income	$8,516	$5,166	$17,408	$10,059

Plus:
Interest expense	1,623	473	3,313	960
Provision for income taxes	4,791	2,547	9,793	5,182
Depreciation, depletion and amortization	4,781	3,534	10,653	6,779
EBITDA (see Note 1)	$19,711	$11,720	$41,167	$22,980

Note 1. Management of Atlas believes that EBITDA provides additional information with respect to Atlas’s ability to meet its debt service, capital expense and working capital requirements. EBITDA is a commonly used measure of a business’ ability to generate cash flow without consideration of its financing structure. This measure is widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. It is also a financial measurement that, with certain negotiated adjustments, is reported to Atlas’s banks to establish conformance with its financial covenants under its current credit facility. EBITDA is not a measure of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income or cash flows from operating activities prepared in accordance with GAAP.

Highlights of the quarter:

Drilling & Fundraising

•
The number of wells we drilled, net to both our interest and that of our sponsored drilling investment partnerships, increased to 207 and 343 wells in the three months and six months ended March 31, 2005 from 157 and 268 wells in the three months and six months ended March 31, 2004, up 32% and 28%, respectively.

•	We expect to drill approximately 725 net wells in fiscal 2005.
•	Through May 3, 2005, we raised $107.0 million for our sponsored drilling partnerships.

Acreage

•	Atlas has an acreage position of approximately 446,946 net acres at March 31, 2005 up from 413,698 net acres at March 31, 2004, an increase of 8% in net acres.
•	Undeveloped acreage at March 31, 2005 was 245,642 net acres, up from 219,994 net acres at March 31, 2004, an increase of 12% in net acres.
•	We have identified 2,246 geologically favorable sites for drilling additional wells, of which 378 were set aside for the funds raised in the third and fourth quarter of fiscal 2005.

Wells & Production

•	We had interests in 6,047 gross wells at March 31, 2005, of which we operate 5,148 wells or 85%.
•
Natural gas production for our account was 19.3 and 19.8 million cubic feet per day in the three months and six months ended March 31, 2005, up from 18.3 and 18.9 million cubic feet per day in the three months and six months ended March 31, 2004, an increase of 6% and 5%, respectively.

•	Oil production was 406 and 427 barrels per day in the three months and six months ended March 31, 2005.

Other Events

•
On April 14, 2005, Atlas Pipeline Partners, L.P. (NYSE:APL) acquired all of the outstanding equity interests in ETC Oklahoma Pipeline, Ltd., a Texas limited partnership, for $192 million, excluding related transaction costs.

•	Atlas Pipeline Partners entered into a new $270 million credit facility, proceeds from which were used to fund the ETC Oklahoma Pipeline Acquisition.

•
On January 1, 2005, Atlas’s 1.6 million subordinated units of APL were converted to common units in accordance with the terms of the partnership agreement. Atlas’s general partner interest remains unchanged.

Atlas America, Inc. is an energy company engaged primarily in the development, production and transportation of natural gas in the Appalachian Basin, and operates primarily in eastern Ohio and western Pennsylvania. Atlas is the owner of 100% of the general partner of Atlas Pipeline Partners, L.P. (NYSE:APL) and owns 1,641,026 common units of limited partner interest. APL owns and operates more than 1,440 miles of natural gas gathering pipelines in western Pennsylvania, western New York and eastern Ohio and approximately 2,200 miles of gathering pipeline in southern Oklahoma and northern Texas, as well as gas processing and treating facilities in Velma, Elk City and Prentiss Oklahoma. For more information, please visit our website at www.atlasamerica.com, or contact investor relations at pschreiber@atlasamerica.com.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Atlas America, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company’s reports filed with the SEC, including quarterly reports on Form 10Q, reports on Form 8-K and annual reports on Form 10-K.

The remainder of this release contains the Company’s consolidated balance sheets, statements of income and other related information relating to the Company’s operations during the periods indicated.

ATLAS AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March31,	September 30,
	2005	2004
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$17,061	$29,192
Accounts receivable	29,545	24,113
Prepaid expenses	4,883	2,433
Total current assets	51,489	55,738

Property and equipment, net	345,515	313,091
Intangible assets, net	6,777	7,243
Other assets, net	9,521	7,955
Advances to parent	662	-
Goodwill, net of accumulated amortization of $4,532	37,470	37,470
	$451,434	$421,497
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,361	$3,401
Accounts payable	20,611	20,869
Liabilities associated with drilling contracts	23,060	29,375
Accrued producer liabilities	12,455	8,815
Accrued hedge liability	8,673	3,972
Accrued liabilities	13,397	10,795
Total current liabilities	80,557	77,227

Long-term debt	101,622	82,239
Advances from parent	-	10,413
Deferred tax liability	23,409	21,442
Other liabilities	9,867	6,949

Minority interest	126,488	132,224

Commitments and contingencies	-	-

Stockholders’ equity:
Preferred stock, $0.01 par value: 1,000,000 authorized shares	-	-
Common stock, $0.01 par value: 49,000,000 authorized shares	133	133
Additional paid-in capital	75,584	75,584
Accumulated other comprehensive loss	(1,473)	(2,553)
Retained earnings	35,247	17,839
Total stockholders’ equity	109,491	91,003
	$451,434	$421,497

ATLAS AMERICA, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
	(in thousands, except per share data)
REVENUES
Well drilling	$41,451	$26,248	$72,009	$48,207
Gas and oil production	13,959	11,799	28,618	21,995
Gathering, transmission and processing	43,741	1,579	87,523	3,178
Well services	2,350	2,123	4,598	4,060
	101,501	41,749	192,748	77,440

COSTS AND EXPENSES
Well drilling	36,044	22,824	62,617	41,919
Gas and oil production and exploration	2,413	3,323	4,215	5,008
Gathering, transmission and processing	37,462	620	73,142	1,216
Well services	1,316	1,021	2,507	2,062
General and administrative	1,494	785	3,154	1,094
Compensation reimbursement - affiliate	244	463	457	1,065
Depreciation, depletion and amortization	4,781	3,534	10,653	6,779
	83,754	32,570	156,745	59,143

OPERATING INCOME	17,747	9,179	36,003	18,297

OTHER INCOME (EXPENSE)
Interest expense	(1,623)	(473)	(3,313)	(960)
Minority interest in Atlas Pipeline Partners, L.P	(2,500)	(1,324)	(9,720)	(2,595)
Arbitration settlement, net	(136)	-	4,310	-
Other, net	(181)	331	(79)	499
	(4,440)	(1,466)	(8,802)	(3,056)

Income from continuing operations before income taxes	13,307	7,713	27,201	15,241
Provision for income taxes	4,791	2,547	9,793	5,182
Net income	$8,516	$5,166	$17,408	$10,059

Net income per common share - basic
Net income per common share - basic	$.64	$.48	1.31	$.94
Weighted average common shares outstanding	13,333	10,688	13,333	10,688

Net income per common share - diluted
Net income per common shares - diluted	$.64	$.48	1.31	$.94
Weighted average common shares outstanding	13,338	10,688	13,338	10,688

The following table sets forth information relating to our production revenues, production volumes, sales prices, production costs and depletion:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Production revenues (in thousands):
Gas (1)	$12,285	$10,116	$24,982	$19,182
Oil	$1,647	$1,666	$3,589	$2,789

Production volume:
Gas (mcf/day) (1) (3)	19,315	18,265	19,806	18,875
Oil (bbls/day)	406	576	427	514
Total (mcfe/day) (3)	21,751	21,721	22,368	21,959

Average sales prices:
Gas (per mcf) (3)	$7.07	$6.09	$6.93	$5.55
Oil (per bbl) (3)	$45.06	$31.81	$46.18	$29.65

Production costs (`2):
As a percent of production revenues	16%	15%	14%	16%
Per mcfe (3)	$1.11	$.91	$.96	$.85

Depletion per mcfe(3)	$1.36	$1.24	$1.29	$1.15

(1)	Excludes sales of residual gas and sales to landowners.
(2)
Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, gathering charges and production overhead.

(3)
“Mcf” and “mmcf” means thousand cubic feet and million cubic feet; “mcfe” and “mmcfe” means thousand cubic feet equivalent and million cubic feet equivalent, and “bbls” means barrels.  Bbls are converted to mcfe using the ratio of six mcfs to one bbl.